Exhibit 10.14

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of November 10, 2010 (together with all schedules and exhibits hereto, this “Second Amendment”), is entered into by and among BROAD STREET FUNDING LLC, a Delaware limited liability company (the “Borrower”), and DEUTSCHE BANK AG, NEW YORK BRANCH (the “Lender”). Capitalized terms used herein and not otherwise defined herein have the meanings assigned to such terms in the Credit Agreement described below.

RECITALS:

A. The Borrower and Lender are parties to a Credit Agreement dated as of March 10, 2010, as amended pursuant to the First Amendment to Credit Agreement and to Security Agreement dated as of July 13, 2010 between the parties hereto (the “Credit Agreement”) which provides, among other things, for revolving Loans to be made by the Lender to the Borrower in an aggregate principal amount not exceeding $240,000,000.

B. The Borrower and the Lender desire, among other things, to provide for (i) the existing commitment to be referred to as a Tranche A Commitment, (ii) an additional commitment of $100,000,000 in the form of a Tranche B Commitment that (x) has a separate Applicable Margin rate from the Applicable Margin rate attached to the Tranche A Commitment; (y) can be reduced from time to time by Lender in accordance with the provisions hereof; and (z) can be converted by Lender in whole or in part to a Tranche C Commitment and upon which Borrower would be required to pay the applicable Conversion Fee to Lender; and (iv) make certain other related amendments that are set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Amendment of Credit Agreement. Effective as of the date hereof, the Credit Agreement is hereby amended as follows:

(a) The following definitions are hereby added to Annex I to the Credit Agreement in the applicable alphabetical location:

“Conversion Fee” means, with respect to each conversion of a Tranche B Commitment to a Tranche C Commitment in accordance with Section 2.04 (Tranche B Commitment Reduction and Conversion), the then applicable Conversion Rate multiplied by the amount of Tranche B Commitment that is being converted.

“Conversion Rate” means (a) on any day to, but excluding, the day that is fifteen months prior to the Maturity Date (i.e. December 10, 2010), 0.25%; (b) on any day from and including December 10, 2010, to, but excluding, the day that is three (3) months thereafter (i.e. March 10, 2011), 0.20%; and (c) for each subsequent three (3) month period, a percentage that is 0.05% smaller than that applied in the previous three (3) month period.

“Second Amendment Closing Date” means November 10, 2010.

“Tranche A Commitment” means $240,000,000 (as adjusted for any reductions of the Tranche A Commitment due to a corresponding reduction of the Maximum Commitment pursuant to Section 2.02 (Voluntary Reductions or Termination of the Maximum Commitment); provided that on and after the Commitment Termination Date the Tranche A Commitment shall be zero.

“Tranche B Commitment” means $100,000,000 (or such lesser amount remaining following (x) any reduction of the Tranche B Commitment or conversion of any or all Tranche B Commitment to Tranche C Commitment, in each case pursuant to Section 2.04 (Tranche B Commitment Reduction and Conversion); and (y) any reductions of the Tranche B Commitment due to a corresponding reduction of the Maximum Commitment pursuant to Section 2.02 (Voluntary Reductions or Termination of the Maximum Commitment); provided that on and after the Commitment Termination Date the Tranche B Commitment shall be zero.

“Tranche C Commitment” means the aggregate amount of all conversions of Tranche B Commitment pursuant to Section 2.04 (Tranche B Commitment Reduction and Conversion), if any, less any reductions of the Tranche C Commitment due to a corresponding reduction of the Maximum Commitment pursuant to Section 2.02 (Voluntary Reductions or Termination of the Maximum Commitment); provided that on and after the Commitment Termination Date the Tranche C Commitment shall be zero.

“Tranche A Loan” means each Loan made under the Tranche A Commitment.

“Tranche B Loan” means each Loan made under the Tranche B Commitment.

“Tranche C Loan” means each Loan made under the Tranche C Commitment and each Tranche B Loan that was converted pursuant to Section 2.04 (Tranche B Commitment Reduction and Conversion), if any.

(b) The following definitions are hereby replaced in their entirety by the following:

“Applicable Margin” means (a) with respect to all outstanding Tranche A Loans provided by the Lender, 2.23% per annum; (b) with respect to all outstanding Tranche B Loans provided by the Lender, 1.50% per annum; and (c) with respect to all outstanding Tranche C Loans provided by the Lender, 1.85% per annum.

“Commitment Fee” means (a) for any day occurring from and including the date that is four (4) months after the Closing Date (i.e. July 10, 2010) to, but excluding, the Second Amendment Closing Date (i.e. November 10, 2010), the greater of (i) (1) the Unused Amount as of such day less $100,000,000 multiplied by (2) a fraction, the numerator of which is 0.75% and the denominator of which is 360, and (ii) zero; (b) for any day occurring from and including the Second Amendment Closing Date (i.e. November 10, 2010) to, but excluding, the date that is four (4) months after the First Amendment Closing Date (i.e. November 13, 2010), the greater of (i) (1) the Unused Amount as of such day less $100,000,000 less the Tranche B Commitment multiplied by (2) a fraction, the numerator of which is 0.75% and the denominator of which is 360, and (ii) zero; and (c) for each day thereafter, the greater of (i) (1) the Unused Amount as of such day less the Tranche B Commitment multiplied by (2) a fraction, the numerator of which is 0.75% and the denominator of which is 360, and (ii) zero.

“Maximum Commitment” means, (a) at any date of determination prior to the Commitment Termination Date, the lesser of (x) $340,000,000 or (y) such lesser amount remaining following any reduction of the Maximum Commitment in accordance with Section 2.02 (Voluntary Reductions or Termination of the Maximum Commitment) or Section 2.04 (Tranche B Commitment Reduction and Conversion) and (b) on and after the Commitment Termination Date, zero.

(c) Section 2.01 of the Credit Agreement is hereby amended as follows:

(i) by renumbering existing Section 2.01 as subsection (a) and inserting “(a)” immediately prior to the words “Subject to the terms and conditions”; and

(ii) by inserting a new subsection (b) to the following effect:

“(b) Each Loan made by the Lender hereunder shall be made as a Tranche A Loan to the extent the combined principal amount of such Loan (or portion thereof) and all other outstanding Tranche A Loans do not exceed the Tranche A Commitment and any Loan (or portion thereof) in excess thereof made by the Lender hereunder shall first be made as a Tranche B Loan to the extent the combined principal amount of such Loan (or portion thereof) and all other outstanding Tranche B Loans do not exceed the Tranche B Commitment and any Loan (or portion thereof) shall thereafter be made as a Tranche C Loan, to the extent the combined principal amount of such Loan (or portion thereof) and all other outstanding Tranche C Loans do not exceed the Tranche C Commitment.”

(d) Section 2.02 (a) of the Credit Agreement is hereby amended by deleting the word “and” in front of proviso number (iii) and inserting the following at the end of Section 2.02(a), immediately before the period:

“and (iv) any such reduction shall be applied to reduce (x) first, the Tranche C Commitment, if any, until such Tranche C Commitment is zero; (y) second, the Tranche B Commitment, if any, until such Tranche B Commitment is zero; and (z) thereafter the Tranche A Commitment.”

(e) A new Section 2.04 is added to the Credit Agreement as follows:

“Section 2.04. Tranche B Commitment Reduction and Conversion. (a) Lender may reduce the Tranche B Commitment in whole or in part from time to time upon 60 days prior written notice to Borrower. Any reduction of the Tranche B Commitment shall result in an equivalent reduction of the Maximum Commitment. Borrower acknowledges and agrees that if on the effective date of such reduction the aggregate principal amount of the then outstanding Loans exceeds the Maximum Commitment (taking into account such reduction in the Tranche B Commitment), then no later than on such effective date Borrower shall repay a principal amount of Loans (together with accrued interest on such repaid principal portion) such that immediately thereafter the aggregate principal amount of Loans outstanding shall not be greater than the Maximum Commitment (with any such repayment being first applied to Tranche B Loans).

(b) Lender may at its discretion upon 5 Business Days prior written notice to Borrower convert all or a portion of the Tranche B Commitment to Tranche C Commitment. Simultaneously with such conversion, Tranche B Loans with a principal amount equal to the lesser of (x) the amount of Tranche B Commitment that is being so converted and (y) the principal amount of all then outstanding Tranche B Loans will convert to Tranche C Loans.”

(f) Section 3.03(b)(i) is hereby amended by (i) deleting the word “and” at the end of subsection (A), (ii) inserting the word “and” at the end of subsection (B) and (iii) inserting a new subsection (C) to the following effect:

“(C) any such prepayment of principal shall be applied to (x) first, Tranche C Loans until the principal amount of Tranche C Loans outstanding is zero; (y) second, Tranche B Loans until the principal amount of Tranche B Loans outstanding is zero; and (z) third, Tranche A Loans thereafter;”

Section 2. Conditions Precedent. It shall be a condition precedent to the effectiveness of this Second Amendment that each of the following conditions are satisfied:

(a) Agreements. The Lender shall have received executed counterparts of this Second Amendment duly executed and delivered by an Authorized Representative of the Borrower.

(b) Evidence of Authority. The Lender shall have received:

(1) a certificate of an Authorized Representative of the Borrower and a Responsible Officer (which could be the same person as the Authorized Representative), dated the Second Amendment Closing Date, as to:

(i) the authority of the Borrower to execute and deliver this Second Amendment and to perform its obligations under the Credit Agreement and the Note, in each case as amended by this Second Amendment and each other instrument, agreement or other document to be executed in connection with the transactions contemplated in connection herewith and therewith;

(ii) the authority and signatures of those Persons authorized on behalf of the Borrower to execute and deliver this Second Amendment and the other Credit Documents to be executed and delivered in connection with this Second Amendment and to act with respect to this Second Amendment and each other Credit Document executed or to be executed by the Borrower, upon which certificate the Lender, including each assignee (whether or not it shall have then become a party hereto), may conclusively rely until it shall have received a further certificate of the Borrower canceling or amending such prior certificates; and

(iii) the absence of any changes in the Organic Documents of the Borrower since the copies delivered to Lender in connection with the Closing of the Credit Agreement; and

(2) such other instruments, agreements or other documents (certified if requested) as the Lender may reasonably request.

(c) Note. The Lender shall have received an amended and restated Note (including a Schedule 1 for such Note that is accurate as of Second Amendment Closing Date) substantially identical to Exhibit A hereunder duly executed and delivered by an Authorized Representative of the Borrower. Upon the Lender’s receipt of such amended and restated Note, the Lender shall promptly return to the Borrower the Note delivered by the Borrower to the Lender in connection with the transactions consummated on the First Amendment Closing Date.

(d) No Litigation, etc. No litigation, arbitration, governmental investigation, proceeding or inquiry shall, on the Second Amendment Closing Date, be pending or, to the knowledge of the Borrower, threatened in writing with respect to any of the transactions contemplated hereby which could, in the reasonable opinion of the Lender, be adverse in any material respect to the Borrower.

(e) Certificate as to Conditions, Warranties, No Default, Agreements etc. The Lender shall have received a certificate of an Authorized Representative of the Borrower and a Responsible Officer (which could be the same person as the Authorized Representative), in each case on behalf of the Borrower dated as of the Second Amendment Closing Date, in form and substance reasonably satisfactory to the Lender (which shall be deemed to have been given under the Credit Agreement), to the effect that, as of such date:

(1) all conditions set forth in this Section 2 (CONDITIONS PRECEDENT) have been fulfilled;

(2) all representations and warranties of the Borrower set forth in Article 5 of the Credit Agreement (REPRESENTATIONS AND WARRANTIES) are true and correct in all material respects as if made on the Second Amendment Closing Date (unless expressly made as of a certain date, in which case it shall be true and correct in all material respects as of such date);

(3) all representations and warranties set forth in each of the Collateral Documents are true and correct in all material respects; and

(4) no Default or Event of Default shall be continuing.

(f) Opinion of Counsel. The Lender shall have received a customary opinion letter, dated as of the Second Amendment Closing Date, from Sutherland Asbill & Brennan LLP, counsel to the Borrower, the Manager and FB Income, addressing the matters set forth in Exhibit B hereto, and addressed to the Lender, which opinion shall be reasonably satisfactory in form and substance to the Lender.

(g) Closing Fees, Expenses, etc. The Lender shall have received all fees, costs and expenses then due and payable to it under the Agreement.

(h) Federal Reserve Form U-1. The Lender shall have received a Federal Reserve Form U-1 duly completed and executed by the Borrower and the Lender reflecting the Maximum Commitment as amended by this Second Amendment.

(i) After giving effect to any requested Borrowing on the Second Amendment Closing Date (1) the aggregate principal amount of all Loans outstanding will not exceed the Maximum Commitment and (2) the Overcollateralization Test is satisfied.

(j) Satisfactory Legal Form. All limited liability company and other actions or proceedings taken or required to be taken in connection with the transactions contemplated hereby and all agreements, instruments, documents and opinions of counsel executed, submitted, or delivered pursuant to or in connection with this Second Amendment by or on behalf of the Borrower shall be reasonably satisfactory in form and substance to the Lender and its counsel; all certificates and opinions delivered pursuant to Second Amendment shall be addressed to the Lender, or the Lender shall be expressly entitled to rely thereon; the Lender and its counsel shall have received all information, and such number of counterpart originals or such certified or other copies of such information, as the Lender or its counsel may reasonably request; and all legal matters incident to the transactions contemplated by this Agreement shall be reasonably satisfactory to counsel to the Lender.

Section 3. Miscellaneous.

(a) GOVERNING LAW. THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK INCLUDING Sections 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

(b) Amendments, Etc. None of the terms of this Second Amendment or any other Credit Document may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrower and the Lender (or other applicable party thereto as the case may be), and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(c) Severability. If any one or more of the covenants, agreements, provisions or terms of this Second Amendment shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Second Amendment and shall in no way affect the validity or enforceability of the other provisions of this Second Amendment.

(d) Counterparts. This Second Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

(e) Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(f) Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

(g) Entire Agreement. This Second Amendment constitutes a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall (together with the Credit Agreement and the Security Agreement) constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and other writings with respect thereto.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered as of the day and year first above written.

BORROWER

BROAD STREET FUNDING LLC, as Borrower

	By:	/s/ Gerald F. Stahlecker
Name: Gerald F. Stahlecker
Title: Executive Vice President

LENDER:

DEUTSCHE BANK AG, NEW YORK BRANCH as Lender

By:		/s/ Satish Ramakrishna
Name: Satish Ramakrishna
Title: Managing Director

By:		/s/ Frank Nelson
Name: Frank Nelson
Title: Managing Director